Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Murphy Canyon Acquisition Corp. for the period ended June 30, 2022, I, Jack K. Heilbron, Chief Executive Officer of Murphy Canyon Acquisition Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of Murphy Canyon Acquisition Corp. for the period ended June 30, 2022, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q of Murphy Canyon Acquisition Corp. for the period ended June 30, 2022, fairly presents, in all material respects, the financial condition and results of operations of Murphy Canyon Acquisition Corp.

/s/ Jack K. Heilbron
Jack K. Heilbron
Chief Executive Officer (Principal Executive Officer)

Date: August 11, 2022

A signed original of the certification required by Section 906 has been provided to Murphy Canyon Acquisition Corp. and will be retained by Murphy Canyon Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.